Exhibit (c)(7)

                            SCUDDER HIGH YIELD SERIES

                             Redesignation of Series

         The undersigned, being all of the Trustees of Scudder High Yield Series, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 29, 2000, as filed with the Secretary of The Commonwealth of Massachusetts, as follows:

         1. The Fund presently designated as Scudder High Yield Fund is hereby redesignated "Scudder High Income Fund."


         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 29, 2000 shall remain in effect.

         The foregoing Redesignation of Series shall be effective September __, 2002.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/John W. Ballantine                       /s/Lewis A. Burnham
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John W. Ballantine, Trustee                 Lewis A. Burnham, Trustee


/s/Donald L. Dunaway                        /s/James R. Edgar
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Donald L. Dunaway, Trustee                  James R. Edgar, Trustee


/s/Paul K. Freeman                          /s/William F. Glavin, Jr.
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Paul K. Freeman, Trustee                    William F. Glavin, Jr., Trustee


/s/Richard T. Hale                          /s/Robert B. Hoffman
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Richard T. Hale, Trustee                    Robert B. Hoffman, Trustee


/s/Shirley D. Peterson                      /s/Fred B. Renwick
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Shirley D. Peterson, Trustee                Fred B. Renwick, Trustee


/s/William P. Sommers                       /s/John G. Weithers
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William P. Sommers, Trustee                 John G. Weithers, Trustee


Dated:  September __, 2002